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                                                                    EXHIBIT 10.7

                               SEVERANCE AGREEMENT


         THIS AGREEMENT is entered as of October 1, 1991, by and between Robert Half International Inc., a Delaware corporation (the "Company") and Paul F. Gentzkow (the "Employee").

         WHEREAS, the Employee currently serves as Director of Field Operations, Eastern Region; and

         WHEREAS, the Company believes that it is in the best interest of the Company and its shareholders to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth herein, the Company and the Employee hereby agree as follows:

         1.       DEFINITIONS

                  1.1.     BOARD means the Board of Directors of the Company.

                  1.2. CHANGE OF CONTROL means any one of the following events:

                           1.2.1. SCHEDULE 13D OR 13G FILING. A Schedule 13D or
13G is filed pursuant to the Securities Exchange Act of 1934 ("Exchange Act")indicating that any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act) has become the holder of more than forty percent (40%) of the outstanding Voting Shares. For purposes of calculating the percentage of Voting Shares, such person or group shall be deemed the owner of any Voting Shares which such person or group may acquire upon conversion of securities or upon the exercise of options, warrants or rights.

                           1.2.2. CERTAIN CHANGES IN DIRECTS. As a result of or
in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.

                           1.2.3. CERTAIN CORPORATE TRANSACTIONS. The
stockholders of the Company approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation in which the holders of Voting Shares immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of
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the surviving corporation's outstanding equity securities, or (ii) to sell or otherwise dispose of all or substantially all of the assets of the Company.

                           1.2.4. TENDER OR EXCHANGE OFFER. An Offer is made by
a person or group (as such terms are defined in Section 13(d)(3) of the Exchange
Act) and such Offer has resulted in such person or group holding an aggregate of forty percent (40%) or more of the outstanding Voting Shares. For purposes of this Section 1.2.4, Voting Shares held by such person or group shall be calculated in accordance with the last sentence of Section 1.2.1 hereof.

                  1.3. OFFER means a tender offer or an exchange offer for shares of the Company's Stock.

                  1.4. STOCK means the Common Stock, $1.00 par value, of the Company.

                  1.5. TERMINATION DATE means the date on which Employee's employment with the Company is terminated.

                  1.6. TERMINATION FOR CAUSE means termination by the Company of Employee's employment by the Company and its subsidiaries by reason of (i) the commission of any criminal act by Employee (other than minor traffic violations), (ii) gross misconduct or gross negligence by the Employee in the performance of his duties, or (iii) material willful violation by Employee of any of the policies of Employer.

                  1.7. TERMINATION WITHOUT CAUSE means termination of Employee's employment by the Company other than pursuant to a Termination For Cause.

                  1.8. VOTING SHARES means the outstanding shares of the Company entitled to vote for the election of directors.

         2. PAYMENTS AND BENEFITS UPON TERMINATION WITHOUT CAUSE. In the event of a Termination Without Cause within twelve months following a Change of Control, the Employee shall be entitled to receive the following:

                  2.1.    CONTINUATION OF BASE SALARY. For a period of twelve
(12) months following the Termination Date, Employee shall receive monthly payments ("Severance Payments") at a rate equal to 150% of the highest monthly base salary (exclusive of bonus, fringe benefits and other non-cash compensation) paid to Employee within the six (6) months preceding the Termination Date. The foregoing Severance Payments are in lieu of any salary, bonus or compensation that would otherwise have been paid with respect to services subsequent to the Termination Date, including, but not limited to, any bonus payments relating to the year in which the termination occurs or to any subsequent year. At the option of the Company, all or part of such Severance Payments may be paid in a lump sum.
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                  2.2.    BENEFITS. So long as Employee would be entitled to
receive Severance Payments pursuant to Section 2.1 (whether or not the Company has elected to pay the entire amount in a lump sum) or until Employee is reemployed, whichever first occurs, Employee also shall be entitled to all employee benefits, including medical and life insurance, pension, retirement and other benefits to which Employee was entitled on the Termination Date.

                  2.3. VESTING. If, on the Termination Date, Employee holds any Stock or options or other rights to acquire Stock which are subject to restrictions or vesting based on continued employment with the Company, such restrictions shall lapse and such vesting shall occur effective as of the Termination Date. In addition, if Employee is a participant in the Company's Deferred Compensation Plan, all amounts credited under such plan to Employee shall become fully vested and nonforfeitable.

                  2.4. MULTIPLE BENEFITS. To the extent that any other agreement ("Other Agreement") between the Employee and the Company would provide for cash payments, including but not limited to salary continuation (or a lump sum payment in lieu of salary continuation) or bonus payments, under the same or similar circumstances as such benefits would be provided pursuant to Section 2.1 hereof, then Employee shall not receive such benefits under both the Other Agreement and Section 2.1, but shall instead receive the greater of the cash benefit payable under either Section 2.1 or the Other Agreement. Except as provided by the foregoing sentence, the benefits payable under this Agreement shall be in addition to, and not in lieu of, any other benefits that may be provided under any plan, program or agreement.

         3. EMPLOYMENT. The sole purpose of this Agreement is to provide Employee with severance benefits in the event Employee is Terminated Without Cause within twelve months following a Change of Control. This Agreement is not an employment agreement.

         4. HEADINGS. The headings used in this Agreement are for convenience only, and shall not be used to construe the terms and conditions of the Agreement.

         5. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of California. The terms of this Agreement shall bind and shall inure to the benefit of the successors and assigns of the parties hereto.

         6. ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes all prior agreements, arrangements or understandings, whether written or verbal, with respect to such matters.

         7. COUNTERPARTS. This agreement may be executed in counterparts, all of which shall constitute only one agreement.
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         IN WITNESS WHEREOF, the Company and the Employee have executed this
Agreement as of the date first set forth above.


                                            ROBERT HALF INTERNATIONAL INC.



                                            HAROLD M. MESSMER, JR.
                                            ----------------------
                                            Harold M. Messmer, Jr.
                                            Chairman and Chief
                                            Executive Officer



                                            PAUL F. GENTZKOW
                                            ----------------
                                            Paul F. Gentzkow
                                            Director of Field Operations
                                            Eastern Region